As  filed  with the Securities and Exchange Commission  on  August  10,
1995.               Registration No. ______________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                         _____________________

                               FORM S-8
                      __________________

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                         ____________________

                        SBC COMMUNICATIONS INC.

A DELAWARE CORPORATION                  IRS TAXPAYER NO. 43-1301883

         175 E. Houston Street, San Antonio, Texas  78205-2233
                  Attn:  Judith Sahm, (210) 821-4105
                         ____________________

                   1995 MANAGEMENT STOCK OPTION PLAN
                         ____________________

Name, address and telephone
number of agent for service:
                                           Please send copies
                                           of all communications to:

Judith Sahm                                 Wayne Wirtz, Esq.
SBC  Communications Inc.                    SBC Communications Inc.
175 E. Houston Street, 11th Floor           175 E. Houston Street, 12th Floor
San  Antonio, Texas  78205-2233             San Antonio, Texas  78205-2233
   (210) 821-4105



                    CALCULATION OF REGISTRATION FEE

                AMOUNT        PROPOSED       PROPOSED      AMOUNT OF
TITLE OF         TO BE        MAXIMUM        MAXIMUM      REGISTRATION
SECURITIES    REGISTERED   OFFERING PRICE   AGGREGATE         FEE
TO                            PER SHARE      OFFERING
BE                                          PRICE (1)
REGISTERED

Common        5,000,000         (1)        $237,643,750    $81,946.12
Stock,
$1.00 par
value
per share
(2)


(1) For purposes of calculating the registration fee, an estimated 4,590,000 shares are proposed to be sold upon the exercise of options having an exercise price of $47.375. The price per share of the remaining estimated 410,000 shares is estimated to be $49.250 in accordance with Rule 457(c) and (h) (using the average of the high and low price of the stock as of August 3, 1995).

(2)   Includes rights attached pursuant to the registrant's Shareowner
  Rights Plan.

Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.


            PART I.  INFORMATION REQUIRED IN THE PROSPECTUS

      Pursuant to the Note to Part I of Form S-8, the documents containing the information specified by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).

     PART II.       INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents have been filed by SBC Communications Inc. (the "Corporation") with the Securities and Exchange Commission (the "SEC") (File No. 1-8610) and are incorporated herein by reference:

     (1)Annual  Report  on Form 10-K for the year ended  December  31,
        1994.

        (2)Quarterly Reports on Form 10-Q for the three months ended March 31 and June 30, 1995.

        (3)The description of the Corporation's shares of common stock, par value $1.00 per share ("Common Stock") contained in the Corporation's Registration Statement on Form 10, filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on November 16, 1983, including any amendment or report filed for the purpose of updating such description.

     (5)The description of the Preferred Stock Purchase Rights contained in the Corporation's Form 8-A dated February 9, 1989, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock

      Not applicable; the Corporation's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

      The consolidated financial statements and financial statement schedules of the Corporation appearing or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended
December 31, 1994, have been audited by Ernst and Young LLP, independent auditors, as set forth in their reports included and incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

Item 6.  Indemnification of Directors and Officers

     The statutes of the State of Delaware provide for indemnification of any person (the "Indemnitee"), under certain circumstances, against reasonable expenses, including attorneys' fees, incurred in connection with the defense of a civil, criminal, administrative or investigative proceeding (other than an action by or in the right of the Corporation) to which such person has been made, or threatened to have been made, a party by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the Corporation or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to the statutes, indemnity may be provided for if the Indemnitee acted in good faith (and with respect to a criminal action or proceeding, had no reason to believe his or her conduct was unlawful) and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. With respect to any threatened, pending or completed action or suit by or in the right of the Corporation, the statute provides that the Corporation may indemnify against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification may be made if the Indemnitee shall have been adjudged to be liable to the Corporation unless specific court approval is obtained. The statute further provides that the indemnification provided pursuant to it shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise. The bylaws of the Corporation provide that the Corporation shall indemnify, and advance expenses to, any director, officer, employee or agent of the Corporation or any person serving as a director or officer of any other entity at the request of the Corporation to the fullest extent permitted by law.

      Under the statute, the Corporation may, and does, maintain insurance policies covering the Corporation, any director or officer of the Corporation and any person serving at the request of the Corporation as a director or officer of any other entity. These insurance policies generally cover liabilities arising out of such service, including liabilities for which any such person may not be indemnified by the Corporation.

       In recognition of the directors' and officers' need for substantial protection against personal liability in order to assure their continued service to the Corporation in an effective manner, their reliance on the bylaws and to provide them with specific contractual assurances that the protection promised by such bylaws will be available to them, the Corporation has entered into indemnity agreements with each of its directors and officers.

      Each agreement specifies that the Corporation will indemnify the director or officer to the fullest extent permitted by law, as soon as practicable after written demand is presented, against any and all expenses and losses arising out of any action, suit or proceeding, inquiry or investigation related to the fact that the director or officer is or was a director, officer or employee, agent or fiduciary of the Corporation or was serving another corporation, partnership or joint venture in such a capacity at the request of the Corporation. Each agreement also provides that the Corporation will promptly advance any expenses if requested to do so. Each director and officer undertakes in the agreement to repay such advancements if it is ultimately determined that he or she was not entitled to indemnification. The right of any director or officer to indemnification in any case will be determined by either the Board of Directors (provided that a majority of directors are not parties to the claim), by a person or body selected by the Board of Directors or, if there has been a change in control, defined in the agreement generally to mean an acquisition by any person of 20 percent or more of the Corporation's stock or a change in the identity of a majority of the Board of Directors over a two-year period, by a special, independent counsel.

      In each agreement, the Corporation commits to maintaining its insurance coverage of directors and officers both in scope and amount at least as favorable as the policies maintained as of the effective date of the agreement. In the event that such insurance is not reasonably available or if it is determined in good faith that the cost of the insurance is not reasonably justified by the coverage thereunder or that the coverage thereunder is inadequate, the Corporation may discontinue any one or more of such policies or coverages. In such event, the Corporation agrees to hold harmless and indemnify directors and officers to the full extent of the coverage which would otherwise have been provided if the insurance in effect on the effective date of the agreements had been maintained. Each agreement will remain effective so long as the director or officer is subject to liability for an indemnifiable event (the "indemnification period"). Each agreement also provides that if during the indemnification period the then existing directors and officers have more favorable indemnification rights than those provided for in the agreement, each director or officer shall be entitled to such more favorable rights. The foregoing summary is subject to the detailed provisions of the Delaware General Corporation Law, the Corporation's bylaws, and the agreements between the Corporation and each of its directors and officers.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

      The exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

     Exhibit
     Number   Description of Exhibits

     4            SBC Communications Inc. 1995 Management Stock Option
                  Plan

     5           Validity opinion of James D. Ellis, Esq.

     24          Consent of Ernst & Young LLP, Independent Auditors

     25          Powers of Attorney

Item 9.  Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 or otherwise (excluding the insurance policies referred to therein), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1)to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this Registration Statement.

        (2)that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES


THE REGISTRANT:

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 9th day of August, 1995.

                              SBC COMMUNICATIONS INC.

                              By:    /s/ Donald E. Kiernan
                                Donald E. Kiernan
                                Senior Vice President, Treasurer
                                and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Principal Executive Officer:            Edward E. Whitacre, Jr.,*
                                Chairman and Chief Executive Officer

Principal Financial and Accounting Officer:       Donald E. Kiernan,
                                Senior Vice President, Treasurer
                                and Chief Financial Officer


                              By: /s/ Donald E. Kiernan
                                Donald E. Kiernan, as attorney-in-fact for
                                Mr. Whitacre, the Directors, and on
                                his own behalf as Principal Financial
DIRECTORS:                      Officer and Principal Accounting
                                Officer
Clarence C. Barksdale*
James E. Barnes*                August 9, 1995
Jack S. Blanton*
August A. Busch III*
Ruben R. Cardenas*
Martin K. Eby, Jr.*
Tom C. Frost*
Jess T. Hay*
Bobby R. Inman*
Charles F. Knight*
Sybil C. Mobley*
Haskell M. Monroe, Jr.*
Carlos Slim Helu*
Patricia P. Upton*
Edward E. Whitacre, Jr.*


* By power of attorney

                             EXHIBIT INDEX


  Exhibit
  Number       Description of Exhibits

    4         SBC Communications Inc. 1995 Management
              Stock Option Plan

    5         Validity opinion of James D. Ellis, Esq.

    24         Consent  of Ernst & Young LLP,  Independent
               Auditors

    25        Powers of Attorney